FOR IMMEDIATE RELEASE

For additional information, contact:

Lawrence J. Taff
Pacific Office Properties Trust, Inc.
841 Bishop Road Street, Suite 1700
Honolulu, Hawaii 96813
(808) 544-1219

PACIFIC OFFICE PROPERTIES TRUST
APPOINTS NEW MANAGEMENT

LOS ANGELES, September 11, 2009 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, announced today that its Board of Directors has appointed Chairman of the Board Jay H. Shidler as President and Chief Executive Officer and Lawrence J. Taff as Chief Financial Officer.  Mr. Shidler and Mr. Taff will serve on an interim basis while the Company conducts a formal search for each position.  Mr. Taff will also retain his existing responsibilities as Executive Vice President, Honolulu Operations.

As previously announced, former President and Chief Executive Officer Dallas E. Lucas departed the Company on August 31, 2009 following the expiration of his employment agreement.  Additionally, James M. Kasim resigned from the Chief Financial Officer post effective September 4, 2009.

“I want to take this opportunity to thank Dallas and Jim for their dedicated service to Pacific Office, we wish them both well in their future endeavors,” said Jay H. Shidler.  “Given Larry’s and my history with Pacific Office and its predecessor operations, I am confident in our ability to guide the Company through this leadership transition until successors are named.”

Mr. Shidler is the Founder and Managing Partner of The Shidler Group.  Since forming The Shidler Group in 1971, his affiliated partnerships and corporations have acquired and managed over 2,000 properties in 40 states and Canada. Mr. Shidler has founded and been the initial investor in over 20 public and private companies. In addition to serving as Chairman of Pacific Office Properties Trust, Inc., Mr. Shidler also serves as Chairman of Corporate Office Properties Trust and a Director of First Industrial Realty Trust, Inc.  Mr. Shidler received a bachelor’s degree in business administration from the University of Hawai‘i in 1968, upon which he was commissioned as an officer in the U.S. Army Corps of Engineers. He left military service in 1971, returning to Honolulu to form The Shidler Group.

Mr. Taff is Executive Vice President of Pacific Office Properties Trust, Inc. and a principal of its advisor, Pacific Office Management Inc., responsible for overseeing operations in the Honolulu region.  Mr. Taff is also a Partner of The Shidler Group which he joined in 1995. In this capacity, he directed the operations of the Company’s Honolulu region portfolio since its original acquisition by The Shidler Group. Mr. Taff began his career with Arthur Andersen LLP in 1980. Rising to the position of Tax Partner in 1993, he was responsible for real estate consulting as well as tax compliance and consulting.  Mr. Taff received a bachelor’s degree in accounting from California Polytechnic University, Pomona and is a Certified Public Accountant.

About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix.  The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.

The Company’s strategy is to acquire, primarily in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.  The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC.  Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

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